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                          MEMORANDUM OF UNDERSTANDING

     FRIEDMAN, BILLINGS, RAMSEY GROUP, INC. (together with its subsidiaries, "FBR") and Fidelity Capital Markets, a division of National Financial Services Corporation ( "Fidelity") hereby set forth their current intentions to establish an ongoing strategic relationship in this non-binding Memorandum of Understanding.

     1. The parties hereto intend to establish an ongoing strategic business relationship with respect to selected capital markets and other activities. The relationship between the parties shall remain on an arm's-length business basis, subject to termination at will by either party at any time, and shall in no manner be construed to constitute a joint venture, partnership or other fiduciary relationship. Neither party shall exercise controlling influence over any aspect of the other party's business or corporate affairs. Each party shall exercise full independent discretion in the operation of its own business affairs and shall have full legal responsibility for its own affairs and any consequences resulting therefrom. Neither party shall have any financial obligation to the other party pursuant to the terms of this Memorandum of Understanding, except to the extent such obligations arise pursuant to independent arm's-length business transactions that the parties may engage in as contemplated hereunder.

     2. FBR and Fidelity will have a strategic alliance in the interest of the efficient distribution of securities in initial public offerings of equity securities and other offerings of securities.

     (a) FBR will invite Fidelity to participate as a selling group member in selected offerings in which FBR is acting as lead or co-managing underwriter on a case-by-case basis as FBR and Fidelity deem appropriate, subject in all instances to the suitability to the issuer's needs and such issuer's consent. Fidelity may extend such invitations to correspondent firms of its clearing business with FBR's consent with respect to each such firm.

     (b) Fidelity will refer potential underwriting transactions to FBR on a case-by-case basis as Fidelity and FBR deem appropriate, subject in all instances to the issuer's needs and such issuer's consent.

     3. FBR and Fidelity intend to focus their efforts under their strategic relationship initially on certain industry sectors (the "Initial Sectors"), including:

     Regional Banks
     Thrifts
     Specialty Finance Companies
     Real Estate
     Technology
     Energy
     Healthcare


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     4.  FBR and Fidelity will explore potential strategic relationships in other business lines, including, without limitation, merchant banking and venture capital activities, asset management, research, and electronic trading of securities.

     5. Distribution and referral arrangements shall be determined by mutual agreement between FBR and Fidelity on a case-by-case basis, and shall in all instances be established on an independent arm's-length basis.

     6. FBR and Fidelity intend to cooperate in seeking potential investment banking transactions, where appropriate. To that end (i) FBR and Fidelity will each use its best efforts to indicate to the other as promptly as practicable whether (in the case of Fidelity) it intends to participate as a selling group member in a transaction in which it is invited to participate under paragraph 2(a) or (in the case of FBR) it intends to pursue an underwriting transaction referred to it under paragraph 2(b); and (ii) Fidelity intends to participate in presentations (subject to personnel availability) in transactions which it has referred to FBR, and in other transactions in which it intends to participate as a selling group member, and does not intend to participate in such presentations with respect to such transactions with other underwriters. With respect to transactions in the Initial Sectors, Fidelity does not intend to participate in presentations to prospective clients, without providing prior notice to FBR.

     7. Each of FBR and Fidelity will provide the other with prior written notice of any proposed strategic alliances into which it intends to enter in any of the business lines discussed after the date of this agreement.

     8. In the event of termination pursuant to paragraph 1 hereof (i) such termination shall not affect any legally binding agreements that may be in effect at the date of such termination, which agreements shall remain in full force and effect and (ii) the parties will undertake a good faith effort to resolve any pending transactions as to which no legally binding agreements are in effect at the date of such termination, in a commercially reasonable manner.

     9. It is the intention of Fidelity and FBR to discuss the progress, status and potential next steps of their alliance on or before November 5, 1999.

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                            *          *          *

     IN WITNESS WHEREOF the party's have executed this memorandum on the date set forth below:

FRIEDMAN, BILLINGS, RAMSEY            FIDELITY CAPITAL MARKETS,
GROUP, INC., a Virginia corporation   a division of National Financial Services
                                      Corporation


By: /s/ Emanuel J. Friedman           By: /s/ Robert P. Mazzarella
   -------------------------------       --------------------------------------
   Name: Emanuel J. Friedman             Name: Robert P. Mazzarella
   Title: Chairman and Chief             Title: President
          Executive Officer

Dated: August 11, 1999                Dated:  August 6, 1999
      ----------------------------          ------------------------------------

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